UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :  June 28, 2006 (April 19, 2006)

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 963-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KEMET Corporation and Subsidiaries (the “Company”) hereby amends its Current Report on Form 8-K dated April 20, 2006 to include the financial statements and pro forma financial information set forth below which was omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a). Financial Statements of Businesses Acquired.

As previously reported, on April 19, 2006, pursuant to the terms of an Asset and Share Purchase Agreement and an Asset Purchase Agreement between KEMET Corporation and certain of its subsidiaries (the “Company”) and EPCOS AG, a German corporation (“EPCOS”), the Company completed the purchase of the Tantalum Business Unit of EPCOS on April 13, 2006 for a purchase price of EUR 78.5 million (approximately $95.0 million). The acquisition, which was accounted for as a purchase, included all of the issued share capital of EPCOS-Pecas e Componentes Electronicos S.A. and certain other assets of the Tantalum Business Unit of EPCOS, primarily in Germany. Of the EUR 78.5 million, KEMET paid in cash approximately EUR 68.3 million (approximately $82.7 million) and assumed certain liabilities and working capital adjustments of EUR 10.2 million. As previously announced, the acquisition does not include EPCOS’ tantalum capacitor manufacturing facility in Heidenheim, Germany. As a result, KEMET and EPCOS have entered into a manufacturing and supply agreement under which EPCOS will continue to produce product exclusively for KEMET at the Heidenheim facility to ensure a continued supply of product to customers during the transition period. Once the transition is completed in September 2006, KEMET will purchase one of the Heidenheim manufacturing assets and the research and development assets at a cost of EUR 8.0 million (approximately $9.7 million). The Company is in the process of settling the final purchase price with EPCOS and will make any additional adjustments, if necessary.

The purchase price was determined through arms-length negotiations between representatives of the Company and EPCOS.

The following financial statement of the Tantalum Business Unit of EPCOS is included as Exhibit 99.8 to this Current report on Form 8-K/A:

(1)          Audited financial statement of the Tantalum Business Unit of EPCOS for the year ended September 30, 2005.

(b). Unaudited Pro Forma Financial Information.

The following unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2005 and the unaudited Pro Forma Condensed Combined Statement of Income for the quarter ending December 31, 2005, the unaudited Pro Forma Condensed Combined Statement of Income for the nine month period ending December 31, 2005, and the unaudited Pro Forma Condensed Combined Statement of Income for the year ending March 31, 2005 give effect to the purchase of the Tantalum Business Unit of EPCOS. The unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with:

(1)                                  the accompanying Notes of the unaudited Pro Forma Condensed Combined Balance Sheet and Notes to the unaudited Pro Forma Condensed Combined Statements of Income

(2)                                  the audited financial statements of the Tantalum Business Unit of EPCOS included as Exhibit 99.8 to this Current Report on Form 8-K/A

(3)                                  the Company’s Annual Reports on Form 10-K for the year ended March 31, 2006 and 2005 and the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2005, September 30, 2005 and December 31, 2005, respectively.

The financial statements of the Tantalum Business Unit of EPCOS, included as Exhibit 99.8, have been prepared in accordance with U.S. generally accepted accounting principles.

The acquisition of the Tantalum Business Unit of EPCOS will use the purchase method of accounting in accordance with U.S. generally accepted accounting principles. Accordingly, the purchase consideration for acquiring the Tantalum Business Unit of EPCOS will be allocated to the tangible and intangible assets acquired and the liabilities assumed, with the excess being allocated to goodwill and presented as an intangible asset. A preliminary allocation of the purchase price of the Tantalum Business Unit of EPCOS has been reflected in the unaudited Pro Forma Condensed Combined Financial Information. A final allocation of the purchase price of the Tantalum Business Unit of EPCOS is ongoing and is dependent on the completion of certain valuations and other studies which are expected to be completed prior to the end of fiscal year 2007.

The unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not represent what actual results of operations or financial position would have been had the acquisition of the Tantalum Business Unit of EPCOS occurred on the respective dates assumed, nor are they necessarily indicative of the Company’s future operating results.

KEMET CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Combined Balance Sheet

December 31, 2005

(U.S. Dollars in Thousands)

(Unaudited)

		EPCOS
	KEMET	Tantalum	Pro Forma		Pro Forma
	Corporation	Business Unit	Adjustments	Notes	Results
ASSETS
Current assets:
Cash and cash equivalents	$52,642	$131	$—		$52,773
Short-term investments	50,545	—	(50,545)	d,e	—
Accounts receivable, net	72,499	20,154	(14,048)	c	78,605
Inventories, net	122,030	23,750	(12,555)	a,b,c	133,225
Prepaid expenses and other current assets	9,584	3,855	(734)	c	12,705
Deferred income taxes	4,424	155	(1,549)	a,b,c	3,030
Total current assets	311,724	48,045	(79,431)		280,338
Property and equipment, net	267,508	129,243	(28,177)	a,b,c	368,574
Property held for sale	4,386	—	—		4,386
Investments in U.S. governmental marketable securities	105,685	—	(35,155)	d,e	70,530
Investments in in affiliates	378	—	—		378
Goodwill	30,471	—	8,082	a,b	38,553
Intangible assets	12,758	—	2,812	a,b	15,570
Other long-term assets	3,729	—	455	a,b,c	4,184

Total assets	$736,639	$177,288	$(131,414)		$782,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,000	$111	—		$20,111
Accounts payable, trade	30,685	31,482	(8,171)	c	53,996
Accrued expenses	25,122	7,955	16,261	a,b,c	49,338
Income taxes payable	9,610	—	—		9,610
Total current liabilities	85,417	39,548	8,090		133,055
Long-term debt	80,000	4,404	—		84,404
Postretirement benefits and other non-current obligations	46,090	5,205	(5,205)	c	46,090
Other long-term liabilities	—	—	—		—
Deferred income taxes	6,438	155	(3,363)	a,b	3,230
Total liabilities	217,945	49,312	(478)		266,779
Common stock, par value $0.01	881	—	—		881
Additional paid-in capital	316,533		—		316,533
Retained earnings	223,492	127,976	(127,976)	a,b,c,d	223,492
Accumulated other comprehensive income/(loss)	2,237	—	(2,960)	e	(723)
Treasury stock, at cost	(24,449)	—	—		(24,449)
Total stockholders’ equity	518,694	127,976	(130,936)		515,734

Total liabilities and stockholders’ equity	$736,639	$177,288	$(131,414)		$782,513

See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Note 1 — Basis of Presentation

The unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2005 has been prepared assuming the Company’s acquisition of the Tantalum Business Unit of EPCOS AG, more fully described in Item 2.01 and Exhibit 99.1 of the Company’s previously filed Current Report on Form 8-K dated April 19, 2006, had occurred on December 31, 2005. The Company has a fiscal year that ends March 31st, whereas EPCOS AG has a fiscal year that ends September 30th. The Pro Forma Condensed Combined Balance Sheet at December 31, 2005 includes the unaudited balance sheet of the Company and the unaudited balance sheet of the Tantalum Business Unit of EPCOS, both of which are dated December 31, 2005.

The historical financial statement of the Tantalum Business Unit of EPCOS AG contained in Item 9.01(a) of this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with

U.S. generally accepted accounting principles. In addition, the amounts are presented in U.S. Dollars using average exchange rates of 0.8260 U.S. Dollar per Euro for the period presented.

The unaudited pro forma financial information does not give effect to any potential synergies that could result from the acquisition.

Note 2 — Pro Forma Adjustments

Pro Forma adjustments to reflect the acquisition of the Tantalum Business Unit of EPCOS AG are described below.

a.               EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSETS ACQUIRED:

Cash consideration paid to EPCOS	$82,740
Future cash to be paid to EPCOS	9,686
Estimated transaction expenses	4,419

Total purchase price	96,845
Estimated fair value of net assets of Tantalum Business Unit of EPCOS (see Note 2b).
(85,951)
Identifiable intangible assets	(2,812)

Excess of purchase price over fair value of net assets acquired
$8,082

Amount allocated to goodwill	$8,082

Certain intangible assets, such as patents and non-compete agreements have been identified and have been assigned a fair value as part of the ongoing purchase price allocation exercise.

b.              ESTIMATED FAIR VALUE OF NET ASSETS OF BUSINESS ACQUIRED:

Historical book value of the target’s assets and liabilities	$108,589

Adjustments to reflect fair value:
Property, plant and equipment	(9,724)
Liabilities and unfavorable commitments	(10,048)
Changes in accounting policies	(3,401)
Deferred taxes	378
Other	157
Preliminary fair value adjustments	(22,638)

Estimated fair value of net assets of the
Tantalum Business Unit of EPCOS at acquisition	$85,951

The allocation of the purchase price is based upon preliminary estimates of the fair value. The actual allocation of the purchase price may differ from the preliminary allocation due to adjustments to the purchase price and refinements of the fair values of the net assets acquired.

c.                           KEMET did not purchase the entire Tantalum Business Unit of EPCOS. These adjustments are necessary to remove the effect of the assets that were not purchased at April 13, 2006.

d.                          KEMET funded the acquisition of the Tantalum Business Unit of EPCOS through the sale of substantially all of its short-term investments and a portion of its long-term investments.

e.                           Prior to the sales of the investments as described in note d, KEMET had accounted for its debt investments as “Investments Held to Maturity.”  Due to the usage of these investments to acquire the Tantalum Business Unit of EPCOS, the Company changed the method by which it accounted for these debt investment to “Available for Sale.”  Accordingly, the Company had to “mark-to-market” these investments.

KEMET CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Income

For The Three Months Ending December 31, 2005

(U.S. Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	KEMET Corporation	EPCOS Tantalum Business Unit	Pro Forma Adjustments	Notes	Pro Forma Results

Net sales	$125,988	$27,703	$—		$153,691

Operating costs and expense:
Cost of goods sold	101,405	32,217	(4,725)	a,d	128,897
Selling, general and administrative expenses	12,245	3,154	—		15,399
Research and development	6,245	1,994	—		8,019
Restructuring and impairment charges	4,534	—	—		4,534
Total operating costs and expenses	124,429	37,145	(4,725)		156,849

Operating income/(loss)	1,559	(9,442)	4,725		(3,158)

Other (income) and expenses:
Interest income	(1,460)	(1)	864	b	(597)
Interest expense	1,653	368	—		2,021
Other expense/(income)	241	(63)	—		178
Total other (income)/expense	434	304	864		1,602

Income/(loss) before income taxes	1,125	(9,746)	3,861		(4,760)

Income tax (benefit)/expense	(396)	(941)	—	c	(1,337)

Net income/(loss)	$1,521	$(8,805)	$3,861		$(3,423)

Net income/(loss) per share:
Basic	$0.02				$(0.04)
Diluted	$0.02				$(0.04)
Weighed-average shares outstanding:
Basic	86,753,132				86,753,132
Diluted	86,797,905				86,753,132

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income

KEMET CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Income

For The Nine Months Ending December 31, 2005

(U.S. Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

		EPCOS
	KEMET	Tantalum	Pro Forma		Pro Forma
	Corporation	Business Unit	Adjustments	Notes	Results
Net sales	$356,700	$82,420	$—		$439,120
Operating costs and expense:
Cost of goods sold	293,713	94,246	(12,807)	a,d	375,152
Selling, general and administrative expenses	36,545	9,438	—		45,983
Research and development	18,607	5,449	—		24,056
Restructuring and impairment charges	15,861	1,889	—		17,750
Total operating costs and expenses	364,726	111,022	(12,807)		462,941
Operating income/(loss)	(8,026)	(28,602)	12,807		(23,821)

Other (income) and expenses:
Interest income	(4,187)	(8)	2,162	b	(2,033)
Interest expense	4,961	1,016	—		5,977
Other expense/(income)	1,247	(245)	—		1,002
Total other (income)/expense	2,021	763	2,162		4,946

Income/(loss) before income taxes	(10,047)	29,365	10,645		(28,767)
Income tax (benefit)/expense	(12,693)	(1,986)	—	c	(14,679)
Net income/(loss)	$2,646	$(27,379)	$10,645		$(14,088)

Net income/(loss) per share:
Basic	$0.03				$(0.16)
Diluted	$0.03				$(0.16)
Weighed-average shares outstanding:
Basic	86,673,139				86,673,139
Diluted	86,730,197				86,673,139

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income

KEMET CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Income

For The Fiscal Year Ending March 31, 2005

(U.S. Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	KEMET Corporation	EPCOS Tantalum Business Unit	Pro Forma Adjustments	Notes	Pro Forma Results
Net sales	$425,338	$112,817	$—		$538,155

Operating costs and expense:
Cost of goods sold	402,974	115,719	(14,189)	a,d	504,504
Gain/(loss) on long-term supply contract	(11,767)	—	—		(11,767)
Selling, general and administrative expenses	51,734	13,383	—		65,117
Research and development	26,639	7,428	—		34,067
Pension plan settlement charges	618	—	—		618
Restructuring and impairment charges	129,982	1,385	—		131,367
Total operating costs and expenses	600,180	137,915	(14,189)		723,906

Operating loss	(174,842)	(25,098)	14,189		(185,751)

Other (income) and expenses:
Interest income	(6,295)	(10)	3,850	b	(2,455)
Interest expense	6,511	730	—		7,241
Other expense/(income)	(2,849)	(7,572)	—		(10,421)
Total other (income)/expense	(2,633)	(6,852)	3,850		(5,635)

Loss before income taxes	(172,209)	(18,246)	10,339		(180,116)

Income tax (benefit)/expense	1,885	1,057	—	c	2,942

Net loss	$(174,094)	$(19,303)	$10,339		$(183,058)

Net loss per share:
Basic	$(2.01)				$(2.12)
Diluted	$(2.01)				$(2.12)
Weighed-average shares outstanding:
Basic	86,518,923				86,518,923
Diluted	86,518,923				86,518,923

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income

Note 1 — Basis of Presentation

The unaudited Pro Forma Condensed Combined Statements of Income for the quarter ended December 31, 2005, for the nine month period ending December 31, 2005, and the fiscal year ending March 31, 2005 have been prepared assuming the Company’s acquisition of the Tantalum Business Unit of EPCOS, more fully described in Item 2.01 and Exhibit 99.1 to the Company’s previously filed Current Report on Form 8-K dated April 19, 2006, had occurred on the respective dates. The Company has a fiscal year that ends on March 31st, whereas EPCOS has a fiscal year that ends September 30th. Therefore, the unaudited Pro Forma Condensed Combined Statement of Income for the quarter ending December 31, 2005 includes the unaudited three month period ending December 31, 2005 for both the Company and for the Tantalum

Business Unit of EPCOS. The unaudited Pro Forma Condensed Combined Statement of Income for the nine month period ending December 31, 2005 includes the unaudited nine month periods ending December 31, 2005 for both the Company and for the Tantalum Business Unit of EPCOS. Finally, the unaudited Pro Forma Condensed Combined Statement of Income for the year ending March 31, 2005 includes the audited fiscal year ending March 31, 2005 for the Company and the unaudited twelve month period ending March 31, 2005 for the Tantalum Business Unit of EPCOS.

The historical financial statements of the Tantalum Business Unit of EPCOS contained in Item 9.01(a) to this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with U.S. generally accepted accounting principles. In addition, the amounts are presented in U.S. Dollars using average exchange rates of 0.8260 U.S. Dollar per Euro for all periods presented.

Note 2 — Pro Forma Adjustments

Pro forma adjustments to reflect the acquisition of the Tantalum Business Unit of EPCOS and other pro forma adjustments are described below. The pro forma amounts do not include anticipated synergies from the acquisition.

a.                                       Adjustments result from a decrease in depreciation expense related to the fair value adjustment of the properties, plant and equipment acquired from the Tantalum Business Unit of EPCOS using the straight-line method over the estimated useful life of the respective assets.

b.                                      Adjustment relates to the decrease in interest income as a result of the Company’s sale of its short-term and long-term investments which were used to purchase the Tantalum Business Unit of EPCOS.

c.                                       An adjustment for the tax consequences of the unaudited pro forma adjustments was not necessary due to tax benefit being offset by valuation allowances.

d.                                      Adjustment needed to account for an unfavorable contract assumed in the transaction. This adjustment is to account for the pro forma relief to the periods in question relating to this item.

(d).          Exhibits.

The following documents related to the purchase of the Tantalum Business Unit of EPCOS are being filed as Exhibits 99.8 and 99.9, respectively to this Current Report on Form 8-K/A:

(1)  Audited Combined Carve-Out Financial Statement of the Tantalum Business Unit of EPCOS for the year ended September 30, 2005

(2)  Consent of Independent Auditors

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2006
KEMET Corporation

/S/ D. E. Gable
David E. Gable
Senior Vice President and
Chief Financial Officer